                                                 Exhibit 21
                                                 ----------


                            SOUTH JERSEY INDUSTRIES, INC.
                              SUBSIDIARIES OF REGISTRANT
                               AS OF DECEMBER 31, 1997


                                   Percentage of
                                   Voting Securities                   State of
                                   Owned by Parent     Relationship    Incorporation
                                   --------------------------------------------------
South Jersey Industries, Inc.      Registrant          Parent          New Jersey

South Jersey Gas Company  (3)      99.06               (1)             New Jersey

Energy & Minerals, Inc.  (3)       100                 (1)             New Jersey

South Jersey Energy Company (3)    100                 (1)             New Jersey

SJ EnerTrade, Inc. (3)             100                 (1)             New Jersey

R&T Group, Inc.  (3)               100                 (1)             New Jersey

South Jersey Fuel, Inc.  (3)       100                 (2)             New Jersey



(1)  Subsidiary of South Jersey Industries, Inc.
(2)  Subsidiary of Energy & Minerals, Inc.
(3)  Subsidiary included in financial statements